Exhibit 10.13

SECOND AMENDMENT TO WARRANT INSTRUMENT

This SECOND AMENDMENT TO WARRANT INSTRUMENT (this “Amendment”), dated as of June 3, 2026, is entered into by and between IMC RARE EARTHS LTD, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and ST. JAMES PLACE LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Warrantholder”).

RECITALS

WHEREAS, the Company and the Warrantholder are parties to that certain Warrant Instrument, dated December 1, 2025, as amended by the First Amendment to Warrant Instrument, dated as of May 8, 2026 (as so amended, the “Warrant Instrument”);

WHEREAS, the parties desire to further amend the Warrant Instrument to (i) provide that the Warrants shall not be exercisable prior to the consummation of the IPO, (ii) impose a beneficial ownership limitation pursuant to which the Warrantholder shall at no time beneficially own more than 9.99% of the outstanding Ordinary Shares, so that the Warrantholder does not become an affiliate of the Company, and (iii) provide for the orderly disposition by the Warrantholder of its Ordinary Shares; and

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Warrant Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions

Clause 1.1 (Definitions) of the Warrant Instrument is hereby amended by inserting the following definitions in appropriate alphabetical order:

“Affiliate” means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by, or is under common control with, such person, where ‘control’ (including the terms “controlling,” “controlled by” and ‘under common control with’) has the meaning given to such term in Rule 144 under the Securities Act.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“IPO” means the first to occur of (i) the initial underwritten public offering of the Ordinary Shares (or of securities representing the Ordinary Shares, including depositary shares or depositary receipts) pursuant to an effective registration statement under the Securities Act, and (ii) the listing and admission to trading of the Ordinary Shares (or securities representing the Ordinary Shares) on a national securities exchange, in each case whether effected directly or by means of a direct listing or a merger, amalgamation, share exchange or other business combination with or into a special purpose acquisition company or other publicly traded entity.

“Second Amendment Effective Date” means the date of this Amendment.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.”

2. No Exercise Prior to IPO

The Warrant Instrument is hereby amended by inserting the following as a new Clause 3.3:

“3.3 No Exercise Prior to IPO. Notwithstanding anything to the contrary in this Instrument, the Warrants shall not be exercisable, in whole or in part, and the Warrantholder shall have no right to exercise the Warrants, at any time prior to the consummation of the IPO. Any purported exercise or attempted exercise of the Warrants prior to the consummation of the IPO shall be null and void ab initio and of no force or effect, and the Company shall have no obligation to issue any Ordinary Shares in respect thereof. From and after the consummation of the IPO, the Warrants shall be exercisable in accordance with, and subject to, the terms and conditions of this Instrument (including Clause 3.4).”

3. Beneficial Ownership Limitation; Affiliate Blocker

The Warrant Instrument is hereby amended by inserting the following as a new Clause 3.4:

“3.4 Beneficial Ownership Limitation.

(a) Notwithstanding anything to the contrary in this Instrument, the Company shall not effect the exercise of any portion of the Warrants, and the Warrantholder shall have no right to exercise any portion of the Warrants, and any such exercise shall be void and of no effect, to the extent that, after giving effect to such exercise, the Warrantholder, together with its Affiliates and any other persons whose beneficial ownership of Ordinary Shares would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Exchange Act (including any persons acting as a group together with the Warrantholder or any of its Affiliates), would beneficially own a number of Ordinary Shares in excess of 9.99% of the total number of Ordinary Shares then outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”).

(b) For purposes of this Clause 3.4, beneficial ownership and the number of Ordinary Shares outstanding shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent any exercise of the Warrants would otherwise result in beneficial ownership in excess of the Beneficial Ownership Limitation, such exercise shall be automatically reduced to the maximum number of Ordinary Shares that may be issued without exceeding the Beneficial Ownership Limitation, and the portion of the Warrants not so exercised shall remain outstanding and be held in abeyance, exercisable (subject to this Clause 3.4) only at such later time, and only to the extent, that such exercise would not cause the Beneficial Ownership Limitation to be exceeded.

(c) The Warrantholder covenants and agrees that at no time shall it, together with its Affiliates and any persons acting as a group together with the Warrantholder or any of its Affiliates, acquire, hold or beneficially own Ordinary Shares representing more than 9.99% of the total number of Ordinary Shares then outstanding, and the Warrantholder shall not take any action, or acquire any securities of the Company, that would cause it to become an ‘affiliate’ of the Company within the meaning of Rule 144 under the Securities Act.

(d) The Beneficial Ownership Limitation set forth in this Clause 3.4 may not be amended, waived, increased or terminated by the Warrantholder, shall survive any assignment or transfer of the Warrants, and shall apply to any successor or permitted assignee holder of the Warrants. The provisions of this Clause 3.4 shall be construed and implemented in all respects to give effect to the intent that the Warrantholder shall not at any time beneficially own more than 9.99% of the outstanding Ordinary Shares. Notwithstanding the foregoing, nothing in this Amendment shall limit the Warrantholder’s rights described in Section 6 of the Warrant Instrument.”

4. Orderly Disposition of Ordinary Shares

The Warrant Instrument is hereby amended by inserting the following as a new Clause 3.5:

“3.5 Orderly Disposition.

(a) The Warrantholder covenants and agrees that, from and after the consummation of the IPO, any sale, transfer or other disposition by the Warrantholder of Ordinary Shares (including both Ordinary Shares held by the Warrantholder as of the Second Amendment Effective Date and any Ordinary Shares issued to the Warrantholder upon exercise of the Warrants) shall be effected in an orderly manner through ordinary brokerage transactions on the open market, and the Warrantholder shall not engage in any sale or disposition of Ordinary Shares that is designed to, or would reasonably be expected to, cause a disorderly market in, or a material decline in the trading price of, the Ordinary Shares.

(b) Notwithstanding the foregoing, nothing in this Clause 3.5 shall prohibit or restrict (i) any block trades or similar dispositions (ii) any transfer to an Affiliate of the Warrantholder that agrees in writing to be bound by the provisions of this Clause 3.5, (iii) any sale or tender of Ordinary Shares pursuant to a bona fide tender offer, merger, amalgamation, scheme of arrangement or similar transaction approved or recommended by the board of directors of the Company, or (iv) any bona fide pledge of Ordinary Shares to a financial institution as security for indebtedness, provided that each transferee under clause (i) shall remain subject to this Clause 3.5.

5. No Other Amendments

Except as expressly amended by this Amendment, the Warrant Instrument remains in full force and effect in accordance with its terms. This Amendment shall form part of, and be read and construed as one with, the Warrant Instrument. From and after the date hereof, each reference in the Warrant Instrument to “this Instrument,” “hereof,” “herein” or words of like import, and each reference to the Warrant Instrument in any other document, shall mean the Warrant Instrument as amended by this Amendment.

6. Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

7. Counterparts

This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic transmission (including by PDF or other electronic signature) shall be effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

IMC RARE EARTHS LTD

/s/ Francesco Scolaro
Name:	Francesco Scolaro
Title:	CEO

ST. JAMES PLACE LIMITED

/s/ Sarah Henderson
Name:	Sarah Henderson
Title:	Authorized Representative